UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 23, 2024
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SOTERA HEALTH COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9100 South Hills Blvd, Suite 300
Broadview Heights, Ohio 44147
(Address of Principal Executive Offices) (Zip Code)
(440) 262-1410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.
On May 23, 2024, Sotera Health Company (the “Company”) announced that its direct subsidiary Sotera Health Holdings, LLC (“SHH”) priced an offering of $750,000,000 aggregate principal amount of its 7.375% senior secured notes due 2031 (the “Notes”). The Company intends to use the net proceeds from this offering, together with the net proceeds of the previously announced new term loan (the “New Term Loan”) under the First Lien Credit Agreement dated as of December 13, 2019, as amended, by and among the Company, SHH, certain subsidiaries of the Company, JPMorgan Chase Bank, N.A., as First Lien Administrative Agent and the lenders and issuing banks party thereto (the “Credit Agreement”) and cash on hand, to refinance the term loans outstanding under the Credit Agreement and the First Lien Credit Agreement dated as of February 23, 2023, by and among the Company, SHH, JPMorgan Chase Bank, N.A., as First Lien Administrative Agent and the lenders party thereto.
The sale of the Notes and the New Term Loan are expected to close on May 30, 2024, subject to customary closing conditions. The closing of the Notes offering is subject to the substantially concurrent completion of the New Term Loan.
The Notes will be guaranteed by the Company and each of the other entities that guarantees the Credit Agreement as of the issue date. The Notes and the related guarantees will be secured on a first lien basis by substantially all assets of SHH and the other guarantors (other than any excluded assets and subject to certain other exceptions).
The Notes and the related guarantees have been offered in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes and the related guarantees have not been, and will not be, registered under the Securities Act or any state securities laws. The Notes and the related guarantees may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.
This report does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. Any offers of the Notes were made only by means of a private offering memorandum. This report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.
The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by specific reference in such filing.
Forward-looking Statements
Unless expressly indicated or the context requires otherwise, the terms “Sotera Health,” “Company,” “we,” “us,” and “our” in this document refer to Sotera Health Company, a Delaware corporation, and, where appropriate, its subsidiaries on a consolidated basis. This report contains forward-looking statements that reflect management’s expectations about future events and speak only as of the date hereof. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “intends,” “expect” or other comparable words. Any forward-looking statements contained in this report are based upon current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. These forward-looking statements are subject to various risks, uncertainties and assumptions including, without limitation, the risk that the Company will not be able to complete the offering of the Notes and/or the New Term Loan in a timely manner or at all. For additional discussion of these risks and uncertainties, please refer to the Company’s other filings with the SEC, such as its annual and quarterly reports. We do not undertake any obligation to publicly update or revise these forward-looking statements, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company (Registrant)

Date: May 23, 2024	By:	/s/ Jonathan M. Lyons
Jonathan M. Lyons
Senior Vice President and Chief Financial Officer